Exhibit 10.1

FAIRCHILD SEMICONDUCTOR STOCK PLAN

SECTION 1. Purpose; Definitions

The purpose of the Fairchild Semiconductor Stock Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, Non-Employee Directors and individual consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in Company stockholder value.

For purposes of the Plan, the following terms are defined as set forth below. In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

(a) “Administration Agent” means the person or entity designated by the Company to administer any portion of the Plan or transactions contemplated by the Plan as instructed by the Company. If no such person or entity has been so designated, then “Administration Agent” means the Company.

(b) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

(c) “Award” means a Stock Appreciation Right, Stock Option, Restricted Stock, Deferred Stock Unit, or Other Stock-Based Award.

(d) “Award Cycle” means a period of consecutive fiscal years or portions thereof designated by the Committee over which Deferred Stock Units are to be earned.

(e) “Award Agreement” means any written agreement, contract or other instrument or document evidencing the grant of an Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, unless otherwise provided by the Committee in the terms and conditions of a particular Award, (i) “Cause” pursuant to any Individual Agreement to which the Participant is a party that is then in effect, or (ii) if there is no such Individual Agreement or if it does not define Cause, termination of the Participant’s employment by the Company or any of its Affiliates or Subsidiaries because of (A) the Participant’s commission or conviction of a felony under federal law or the law of the state in which such action occurred, (B) the Participant’s dishonesty in the course of fulfilling the Participant’s employment duties, (C) the Participant’s willful and deliberate failure to perform his or her employment duties in any material respect, or (D) in the case of a termination prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(h) “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 11(b) and (c), respectively.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j) “Commission” means the Securities and Exchange Commission or any successor agency.

(k) “Committee” means the Committee referred to in Section 2.

(l) “Common Stock” means the Common Stock, par value $.01 per share, of the Company.

(m) “Company” means Fairchild Semiconductor International, Inc., a Delaware corporation.

(n) “Covered Employee” means a Participant designated prior to the grant of Restricted Stock, Deferred Stock Units or Other Stock-Based Awards granted pursuant to Section 10 or, if granted subject to Performance Goals, Stock Options or Stock Appreciation Rights, by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company is expected to be entitled to a federal income tax deduction with respect to the Award.

(o) “Deferred Stock Units” means an Award granted under Section 8.

(p) “Disability” means, unless otherwise provided by the Committee in the terms and conditions of a particular Award, a Participant being considered “disabled” as defined in Section 409A(a)(2)(C) of the Code.

(q) “Early Retirement” means the termination of a Participant’s employment or service, by the Participant or the Company, following which the Participant has no intention of engaging in, and does not in fact subsequently engage in, full-time employment, after attaining age 55, if the Participant’s elapsed years of continuous full-time service plus 55 equals 65 or more.

(r) “Effective Date” shall mean the date of approval of this plan by the stockholders of the Company at their 2005 annual meeting.

(s) “Eligible Individuals” means Non-Employee Directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(u) “Exercise Price” shall have the meaning set forth in Section 5(d).

(v) “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6(a).

(w) “Fair Market Value” means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ, in any case, as reporting in such source as the Committee shall select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

(x) “Good Reason” means a Termination of Employment for “Good Reason” pursuant to an Individual Agreement to which the Participant is a party that is then in effect. If a Participant does not have an Individual Agreement, or if it does not define Good Reason, no termination of that Participant’s employment shall be considered to be for “Good Reason.”

(y) “Incentive Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “Individual Agreement” means a written employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(aa) “Non-Employee Director” means a member of the Board of the Company who is not also an employee or an officer of the Company or any of its Subsidiaries or Affiliates.

(bb) “NonQualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(cc) “Normal Retirement” means retirement from active employment or service with the Company, a Subsidiary or Affiliate at or after age 65.

(dd) “Other Stock-Based Award” means an Award granted pursuant to Section 10.

(ee) “Outside Director” means a member of the Board who qualifies as an “outside director” within the meaning of Section 162(m) of the Code and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(ff) “Performance Goals” means the performance goals which may be established by the Committee in connection with the grant of Restricted Stock, Deferred Stock Units, Stock Options, Stock Appreciation Rights or Other Stock-Based Awards granted pursuant to Section 10. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings per share, revenues, net profit after tax, gross profit, operating profit, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), cash flow, asset quality, stock price performance, unit volume, return on equity, change in working capital, return on capital or shareholder return, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations The Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and the effect of any discontinued operations reported in the Company’s consolidated statement of operations, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year.

(gg) “Participant” means an Eligible Individual who has been granted an Award or to whom an Award has been assigned or transferred pursuant to the Plan.

(hh) “Plan” means the Fairchild Semiconductor Stock Plan, as set forth herein and as hereinafter amended in accordance herewith.

(ii) “Pre-Existing Plan” means this plan, as amended up to the Effective Date, but not including amendments made on the Effective Date.

(jj) “Qualified Performance-Based Award” means an Award of Restricted Stock, Deferred Stock Units, Stock Options, Stock Appreciation Rights or Other Stock-Based Awards granted pursuant to Section 10 subject to Performance Goals designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock or Deferred Stock Units and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

(kk) “Restricted Stock” means an Award granted under Section 7.

(ll) “Retirement” means Normal Retirement or Early Retirement. For the avoidance of doubt, the definitions of Retirement herein are solely for the purposes of the Plan and for no other purpose.

(mm) “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

(nn) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(oo) “Specified Employee” shall mean a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code.

(pp) “Stock Appreciation Right” means an Award granted under Section 6.

(qq) “Stock Option” means an Award granted under Section 5.

(rr) “Strike Price” shall have the meaning set forth in Section 6(c)(ii).

(ss) “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(tt) “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6(a).

(uu) “Termination of Employment” means the termination of the Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A Participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. For avoidance of doubt, a Participant who is an Eligible Individual and, without a break-in-service, becomes an Eligible Individual of another type under the Plan (e.g., an employee becomes a consultant) shall not be treated as having a Termination of Employment under the Plan.

SECTION 2. Administration

(a) The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the “Committee"), which shall be composed of not less than three Outside Directors, each of whom shall be appointed by and serve at the pleasure of the Board and be an “independent director” within the meaning of any New York Stock Exchange rule or listing requirements with respect to such director’s duties hereunder.

(b) Except as provided in Section 8(c) with respect to Deferred Stock Units awarded to Non-Employee Directors, the Committee shall have plenary authority to grant Awards, pursuant and subject to the terms of the Plan, to Eligible Individuals.

(c) Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(i) To select the Eligible Individuals to whom Awards may be granted;

(ii) To determine whether and to what extent Incentive Stock Options, NonQualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units and Other Stock-Based Awards or any combination thereof are to be granted hereunder;

(iii) To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Exercise Price of a Stock Option (subject to Section 5(d)(i)) or the Strike Price of a Freestanding Stock Appreciation Right (subject to Section 6(c)(ii)), any vesting condition, restriction or limitation, which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, subject, in the case of Restricted Stock, to Section 7(c)(i) and (ii) and, in the case of Deferred Stock Units, to Section 8(b)(i) and (ii);

(v) Subject to the other terms of this Plan, including without limitation Section 13 and 14, to modify, amend or adjust the terms and conditions of any Award from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith in a manner that would violate Section 162(m) of the Code;

(vi) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

(vii) To determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(l), 5(m), 6(b)(ii), 6(c)(iv), 6(c)(xi) and 8(b)(iv).

(d) The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

(e) The Committee may act only by a majority of its members then in office. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may (i) allocate all or any portion of its responsibilities and powers to any one or more of its members and (ii) delegate all or any part of its responsibilities and powers to any person or persons selected by it (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption). Any such allocation or delegation may be revoked by the Committee at any time.

(f) Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, its Subsidiaries, Affiliates, stockholders and Participants.

(g) Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3. Common Stock Subject to Plan

(a) The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 26,698,489 shares, which is comprised of (i) 24,398,489 shares, the maximum number of shares authorized for issuance under outstanding awards and awards available for grant on March 10, 2005 (including shares issued prior to such date upon the exercise or settlement of Awards), plus (ii) 2,300,000 shares, the number of shares subject to stockholder approval on the Effective Date. No Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 2,000,000 shares of Common Stock in any fiscal year of the Company. The total number of shares of Common Stock that can be delivered under the Plan in connection with Awards of Restricted Stock, Deferred Stock Units, and Other Stock-Based Awards granted pursuant to Section 10, shall not exceed 2,110,000 (including 610,000 approved by stockholders in 2004 and 1,500,000 subject to stockholder approval in 2005) during the term of the Plan. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

(b) If any Award is forfeited, or if any Stock Option (and related Stock Appreciation Right, if any) terminates, expires or lapses without being exercised, or if any Stock Appreciation Right is exercised for cash, shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan. If any shares of Common Stock subject to an award under the Pre-Existing Plan are forfeited or if any award under the Pre-Existing Plan based on shares of Common Stock is settled for cash, or expires or otherwise is terminated without issuance of such shares, the Common Stock subject to such award shall, to the extent of such cash settlement, forfeiture or termination, be available for Awards under the Plan. Shares subject to an Award under the Plan or the Pre-Existing Plan may not again be made available for issuance as Awards under the Plan if such shares are: (i) shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) shares used to pay the exercise price or withholding taxes related to a Stock Option or Stock Appreciation Right, or (iii) shares repurchased on the open market with the proceeds of a Stock Option exercise. The maximum number of shares of Common Stock that may be issued pursuant to Stock Options intended to be Incentive Stock Options shall be 1,000,000 shares.

(c) In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company or any extraordinary cash or stock dividend, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon the number of shares subject to each type of Award that may be granted to any Participant, in the number, kind and Exercise Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion (including without limitation the payment of an amount in cash therefor); provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted Exercise Price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option. Any adjustment under this Section 3(c) need not necessarily be the same for all Participants.

SECTION 4. Eligibility

Awards may be granted under the Plan to Eligible Individuals, provided that the only Awards that may be granted to Non-Employee Directors on or following the Effective Date shall be Deferred Stock Units in accordance with Section 8(c).

SECTION 5. Stock Options

(a) Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, subject to the terms of the Plan.

(b) The Committee shall have the authority to grant any Participant Incentive Stock Options, NonQualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual Participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a NonQualified Stock Option.

(c) Stock Options shall be evidenced by an Award Agreement, the terms and provisions of which may differ. An Award Agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date or dates specified by the Committee for individuals to receive grants of Stock Options. The Company shall notify an Eligible Individual of any grant of a Stock Option and a written Award Agreement or agreements shall be duly executed and delivered by the Company to the Participant. Such agreement or agreements shall become effective upon execution by the Company and the Participant. If such an agreement is not executed by the Eligible Individual and returned to the Company on or prior to 90 days after the date the Award Agreement is received by the Eligible Individual (or such earlier date as the Committee may specify), such Stock Option shall terminate unless the Committee shall determine otherwise.

(d) Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(i) Exercise price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the Award Agreement (the “Exercise Price"). The Exercise Price for any Stock Option under the Plan shall not be less than the Fair Market Value of the Common Stock subject to that Stock Option on the date of grant, except that the Exercise Price of a Stock Option may be less than the Fair Market Value of the underlying Common Stock on the date of grant if such Exercise Price is determined after the date of grant based on the achievement of Performance Goals or the relative value of the Common Stock as compared to an index of the capital stock of other companies determined by the Committee.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

(iii) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine, and the Committee may at any time accelerate the exercisability of any Stock Option.

(e) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving notice of exercise to the Administration Agent, specifying, by such written, electronic or other means as the Administration Agent may specify with the agreement of the Company, the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the Exercise Price by certified or bank check or such other instrument or means as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted and provided, further, that such already owned shares have been held by the Participant for at least six months at the time of exercise or had been purchased on the open market. If approved by the Committee and permitted by applicable law, payment in full or in part may also be made by delivering a properly executed exercise notice to the Administration Agent, together with instructions to the Administration Agent to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Exercise Price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms, including but limited to the Administration Agent. In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of such Stock Option. No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(n) below, a Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 16(a).

(f) Nontransferability of Stock Options. No Stock Option shall be transferable by the Participant other than (i) by will or by the laws of descent and distribution (or other testamentary distribution) or (ii) in the case of a NonQualified Stock Option granted to a Non-Employee Director or member of the Company’s Executive Committee, if permitted by the Committee, pursuant to a transfer to a trust or partnership solely for the benefit of a “family member” for estate planning purposes. For purposes hereof, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 as amended, or any successor thereto. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that Termination of Employment shall continue to refer to the Termination of Employment of the original Participant.

(g) Termination by Death. Unless otherwise determined by the Committee (including under an Individual Agreement), if a Participant incurs a Termination of Employment by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of five years (or such other period as the Committee may specify in the Award Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h) Termination by Reason of Disability. Unless otherwise determined by the Committee (including under an Individual Agreement), if a Participant incurs a Termination of Employment by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of five years (or such other period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within such period, any unexercised Stock Option held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of at least 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

(i) Termination by Reason of Retirement. Unless otherwise determined by the Committee (including under an Individual Agreement), if a Participant incurs a Termination of Employment by reason of Retirement, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of five years (or such other period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within such period any unexercised Stock Option held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of at least 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

(j) Involuntary Termination Not for Cause. Unless otherwise determined by the Committee (including under an Individual Agreement), if a Participant incurs a Termination of Employment that is involuntary on the part of the Participant and not for Cause or a result of death, Disability or Retirement, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine, for a period of 90 days (or such other period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(k) Other Termination. Unless otherwise determined by the Committee (including under an Individual Agreement): (A) if a Participant incurs a Termination of Employment for Cause, all Stock Options held by such Participant shall thereupon terminate; (B) if a Participant incurs a Termination of Employment for any reason other than for Cause, death, Disability, Retirement or as provided in the preceding Section 5(j), including a Termination of Employment that is voluntary on the part of the Participant and not involving Retirement, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine, for a period of 30 days (or such other period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding any other provision of this Plan to the contrary, in the event that, during the 24-month period following a Change in Control, a Participant incurs a Termination of Employment (1) by the Company other than for Cause or (2) by reason of the Participant’s resignation for Good Reason, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for (x) the longer of (i) one year from such date of termination or (ii) such other period as may be provided in the Plan for such Termination of Employment or as the Committee may provide in the Award Agreement or any Individual Agreement, or (y) until expiration of the stated term of such Stock Option, whichever period is the shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

(l) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the Exercise Price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

(m) Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period"), if the Committee shall determine at the time of grant or thereafter, a Participant shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the Exercise Price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the Exercise Price per share of Common Stock under the Stock Option multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(m) shall have been exercised.

(n) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares of Common Stock subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then, notwithstanding Section 5(e) above, a Participant who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee. Notwithstanding anything in this Section 5(n) to the contrary, a Participant shall not be allowed to effect a deferral pursuant to this Section 5(n) if the Committee determines, in its sole discretion, that the terms for such deferral could result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on the Participant.

SECTION 6. Stock Appreciation Rights

(a) Grant and Exercise. Stock Appreciation Rights may be granted alone (“Freestanding Stock Appreciation Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Tandem Stock Appreciation Rights”).

(b) Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i) Relationship to Related Stock Option. A Stock Appreciation Right granted in conjunction with a NonQualified Stock Option may be granted either at or after the time of grant of such Stock Option. A Stock Appreciation Right granted in conjunction with an Incentive Stock Option may be granted only at the time of grant of such Stock Option. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5.

(ii) Settlement. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares, equal to (A) the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the Exercise Price per share specified in the related Stock Option multiplied by (B) the number of shares of Common Stock in respect of which such Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. The Committee may from time to time establish procedures pursuant to which a Participant may elect to further defer receipt of cash or shares in settlement of Tandem Stock Appreciation Rights for a specified period or until a specified event, all on such terms and conditions as the Committee shall determine.

(iii) Nontransferability. Tandem Stock Appreciation Rights shall be transferable only to the extent that the underlying Stock Option is transferable pursuant to Section 5(f).

(iv) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by a Participant by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed by Section 6(b)(ii). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised. Any Tandem Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

(c) Terms and Conditions of Freestanding Stock Appreciation Rights. Freestanding Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i) Term. The Committee shall determine the stated term of each Freestanding Stock Appreciation Right granted under this Plan but no Freestanding Stock Appreciation Right shall be exercisable more than ten years after the date that the Freestanding Stock Appreciation Right is granted.

(ii) Strike Price. Unless provided otherwise by the Committee, the strike price (the “Strike Price") per share of Common Stock subject to a Freestanding Stock Appreciation Right shall be determined by the Committee and set forth in the Award Agreement. The Strike Price for any Freestanding Stock Appreciation Right under the Plan shall not be less than the Fair Market Value of the Common Stock subject to that Freestanding Stock Appreciation Right on the date of grant, except that (1) the Strike Price may be less than the Fair Market Value of the Common Stock underlying the Freestanding Stock Appreciation Right on the date of grant and equal to or greater than 85% of the Fair Market Value of the Common Stock underlying the Freestanding Stock Appreciation Right on the date of grant if the Freestanding Stock Appreciation Right is expressly granted in lieu of an amount of salary or cash bonus equal to or greater than the difference between (A) the aggregate Fair Market Value of the Common Stock underlying the Freestanding Stock Appreciation Right on the date of grant and (B) the aggregate Strike Price of the Freestanding Stock Appreciation Right and (2) the Strike Price of a Freestanding Stock Appreciation Right may be less than the Fair Market Value of the underlying Common Stock on the date of grant if such Strike Price is determined after the date of grant based on the achievement of Performance Goals or the relative value of the Common Stock as compared to an index of the capital stock of other companies determined by the Committee.

(iii) Exercisability. Except as otherwise provided herein, Freestanding Share Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, and the Committee may at any time accelerate the exercisability of any Stock Appreciation Right. If the Committee provides that any Stock Appreciation Right is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

(iv) Settlement. Upon the exercise of a Freestanding Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares, equal to (A) the excess of the Fair Market Value of one share of Common Stock over the applicable Strike Price multiplied by (B) the number of shares of Common Stock in respect of which the Freestanding Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(v) Nontransferability. No Freestanding Stock Appreciation Right shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution (or other testamentary distribution) or (ii) if permitted by the Committee, pursuant to a transfer by a Non-Employee Director or member of the Company’s Executive Committee to a trust or partnership solely for the benefit of a “family member” for estate planning purposes. All Freestanding Stock Appreciation Rights shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Freestanding Stock Appreciation Right is transferred pursuant to this paragraph, it being understood that the terms “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(vi) Termination by Death. Unless otherwise determined by the Committee (including under an Individual Agreement), if a Participant incurs a Termination of Employment by reason of death, any Freestanding Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of five years (or such other period as the Committee may specify in the Award Agreement) from the date of such death or until the expiration of the stated term of such Stock Appreciation Right, whichever period is the shorter.

(vii) Termination by Reason of Disability. Unless otherwise determined by the Committee (including under an Individual Agreement), if a Participant incurs a Termination of Employment by reason of Disability, any Freestanding Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of five years (or such other period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Freestanding Stock Appreciation Right, whichever period is the shorter; provided, however, that if the Participant dies within such period, any unexercised Freestanding Stock Appreciation Right held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of at least 12 months from the date of such death or until the expiration of the stated term of such Freestanding Stock Appreciation Right, whichever period is the shorter.

(viii) Termination by Reason of Retirement. Unless otherwise determined by the Committee (including under an Individual Agreement), if a Participant incurs a Termination of Employment by reason of Retirement, any Freestanding Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of five years (or such other period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Freestanding Stock Appreciation Right, whichever period is the shorter; provided, however, that if the Participant dies within such period any unexercised Freestanding Stock Appreciation Right held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of at least 12 months from the date of such death or until the expiration of the stated term of such Freestanding Stock Appreciation Right, whichever period is the shorter.

(ix) Involuntary Termination Not for Cause. Unless otherwise determined by the Committee (including under an Individual Agreement), if a Participant incurs a Termination of Employment that is involuntary on the part of the Participant and not for Cause or a result of death, Disability or Retirement, any Freestanding Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine, for a period of 90 days (or such other period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Freestanding Stock Appreciation Right, whichever period is the shorter.

(x) Other Termination. Unless otherwise determined by the Committee (including under an Individual Agreement): (A) if a Participant incurs a Termination of Employment for Cause, all Freestanding Stock Appreciation Rights held by such Participant shall thereupon terminate; (B) if a Participant incurs a Termination of Employment for any reason other than for Cause, death, Disability, Retirement or as provided in the preceding Section 6(c)(ix), including a Termination of Employment that is voluntary on the part of the Participant and not involving Retirement, any Freestanding Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine, for a period of 30 days (or such other period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Freestanding Stock Appreciation Right, whichever period is the shorter. Notwithstanding any other provision of this Plan to the contrary, in the event that, during the 24-month period following a Change in Control, a Participant incurs a Termination of Employment (1) by the Company other than for Cause or (2) by reason of the Participant’s resignation for Good Reason, any Freestanding Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for (x) the longer of (i) one year from such date of termination or (ii) such other period as may be provided in the Plan for such Termination of Employment or as the Committee may provide in the Award Agreement or any Individual Agreement, or (y) until expiration of the stated term of such Freestanding Stock Appreciation Right, whichever period is the shorter.

(xi) Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the Exercise Period, if the Committee shall determine at the time of grant or thereafter, a holder of a Freestanding Stock Appreciation Right shall have the right, whether or not such Stock Appreciation Right is fully exercisable, to surrender (during the Exercise Period) all or part of such Stock Appreciation Right to the Company and to receive cash, within 30 days of such election, in an amount equal to (A) the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the Strike Price under such Stock Appreciation Right multiplied by (B) the number of shares of Common Stock subject to the Stock Appreciation Right as to which the right granted under this Section 6(c)(xi) shall have been exercised.

(xii) Deferral. The Committee may from time to time establish procedures pursuant to which a Participant may elect to further defer receipt of cash or shares in settlement of Freestanding Stock Appreciation Rights for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee. Notwithstanding anything in this Section 6(c)(xii) to the contrary, a Participant shall not be allowed to effect a deferral pursuant to this Section 6(c)(xii) if the Committee determines, in its sole discretion, that the terms for such deferral could result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on the Participant.

SECTION 7. Restricted Stock

(a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual or the formula for determining such number, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c). The total number of shares of Common Stock that can be delivered under the Plan in connection with Awards of Restricted Stock, Deferred Stock Units, and Other Stock-Based Awards granted pursuant to Section 10, shall not exceed 2,110,000 (including 610,000 approved by stockholders in 2004 and 1,500,000 subject to stockholder approval in 2005) during the term of the Plan. No more than 500,000 shares of Restricted Stock that are Qualified Performance Based Awards may be granted to any Participant in any fiscal year of the Company.

(b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Fairchild Semiconductor Stock Incentive Plan and a Award Agreement. Copies of such Plan and Agreement are on file at the offices of Fairchild Semiconductor International, Inc., 82 Running Hill Road, South Portland, Maine.

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant, vesting or settlement, as applicable, of such Restricted Stock upon the attainment of Performance Goals and may also condition the grant or vesting thereof upon the continued service of the Participant with the Company, its Subsidiaries or Affiliates. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may nonetheless condition the grant, vesting or settlement thereof upon the attainment of Performance Goals and/or the continued service of the Participant with the Company, its Subsidiaries or Affiliates. Pursuant to this Section 7(c)(i), the Committee may specify in any Restricted Stock Award that the level of achievement versus pre-established Performance Goals will determine the number of shares of Restricted Stock granted, issued, retainable and/or vested. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee shall not waive, in whole or in part, any Performance Goals or any restrictions applicable to a Restricted Stock Award, except pursuant to Section 11 or in connection with the Participant’s Termination of Employment by reason of the Participant’s death, Disability, or Termination of Employment by the Company without Cause or by the Participant for Good Reason.

(ii) Subject to the terms of the Plan, any Award of Restricted Stock shall be subject to vesting during a restriction period (the “Restriction Period") of at least three years following the date of grant, provided that an Award may vest in installments ratably over the course of the Restriction Period and except that if the grant, vesting, settlement or other terms of an Award are subject to Performance Goals and/or the level of achievement versus such Performance Goals, the grant, issuance, retention and/or vesting of such Awards shall be based upon a performance period of not less than one year. In addition, continued service with the Company or any of its Subsidiaries or Affiliates through the vesting date or dates shall also be a condition to vesting, except pursuant to Section 11 or in connection with the Participant’s Termination of Employment by reason of the Participant’s death, Disability, or Termination of Employment by the Company without Cause or by the Participant for Good Reason. During the Restriction Period, and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied and their satisfaction is certified by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber unvested shares of Restricted Stock; provided that, to the extent permitted by law, the foregoing shall not prevent a Participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the Exercise Price for Stock Options.

(iii) Except as provided in this paragraph (iii) and Sections 7(c)(i) and 7(c)(ii) or the Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 16(e) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Common Stock (or other securities) shall be paid in the form of Restricted Stock of the same class as the Common Stock (or other securities) with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends; provided, that, to the extent provided in an Award Agreement, the Committee may determine to treat such dividends in a different manner.

(iv) Except to the extent otherwise provided in the applicable Award Agreement or Section 7(c)(i), 7(c)(ii) or 11(a)(ii), upon a Participant’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all  shares still subject to restriction shall be forfeited by the Participant.

(v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such  shares shall be delivered to the Participant upon surrender of the legended certificates.

(vi) Each Award shall be confirmed by, and be subject to, the terms of an Award Agreement.

SECTION 8. Deferred Stock Units

(a) Administration. Deferred Stock Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which Deferred Stock Units shall be awarded, the number of Deferred Stock Units to be awarded to any Eligible Individual or the formula or Performance Goals for determining the number of Deferred Stock Units to be awarded, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture, the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b). The total number of shares of Common Stock that can be delivered under the Plan in connection with Awards of Restricted Stock, Deferred Stock Units, and Other Stock-Based Awards granted pursuant to Section 10, shall not exceed 2,110,000 (including 610,000 approved by stockholders in 2004 and 1,500,000 subject to stockholder approval in 2005) during the term of the Plan. No more than 500,000 Deferred Stock Units that are Qualified Performance Based Awards may be granted to any Participant in any fiscal year of the Company.

(b) Terms and Conditions. Deferred Stock Units Awards shall be subject to the following terms and conditions:

(i) The Committee may, prior to or at the time of the grant, designate Deferred Stock Units as Qualified Performance-Based Awards, in which event it shall condition the grant, vesting or settlement thereof upon the attainment of Performance Goals and may also condition the grant, vesting or settlement thereof upon the continued service of the Participant with the Company, its Subsidiaries or Affiliates. If the Committee does not designate Deferred Stock Units as Qualified Performance-Based Awards, it may nonetheless condition the grant, vesting or settlement thereof upon the attainment of Performance Goals and/or the continued service of the Participant with the Company, its Subsidiaries or Affiliates. Pursuant to this Section 8(b)(i), the Committee may specify in any Deferred Stock Unit Award that the level of achievement versus pre-established Performance Goals will determine the number of Deferred Stock Units granted, issued, retainable and/or vested. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee shall not waive, in whole or in part, any Performance Goals or any restrictions applicable to a Deferred Stock Unit, except pursuant to Section 11 or in connection with the Participant’s Termination of Employment by reason of the Participant’s death, Disability, or Termination of Employment by the Company without Cause or by the Participant for Good Reason.

(ii) Subject to the terms of the Plan, any Award of Deferred Stock Units shall be subject to vesting during a restriction period (the “Restriction Period") of at least three years following the date of grant, provided that an Award may vest in installments ratably over the course of the Restriction Period and provided further that if the grant, vesting, settlement or other terms of a Deferred Stock Unit Award is subject to Performance Goals and/or the level of achievement versus such Performance Goals, such terms shall be based upon a performance period of not less than one year. In addition, continued service with the Company or any of its Subsidiaries or Affiliates through the vesting date or dates shall also be a condition to vesting, except pursuant to Section 11 or in connection with the Participant’s Termination of Employment by reason of the Participant’s death, Disability, or Termination of Employment by the Company without Cause or by the Participant for Good Reason.

(iii) A Participant may elect to further defer receipt of cash or shares in settlement of Deferred Stock Units for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee. Unless otherwise provided by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Deferred Stock Units in question. Notwithstanding anything in this Section 8(b)(iii) to the contrary, with respect to any portion of any Award of Deferred Stock Units that was not vested as of December 31 2004, any further deferral pursuant to this Section 8(b)(iii) must comply with the requirements of Section 409A(a)(4)(C), to the extent applicable.

(iv) At the expiration of the Award Cycle, the Committee shall evaluate the Company’s performance in light of any Performance Goals for such Award, and shall determine the number of Deferred Stock Units granted to the Participant which have been earned, and the Committee shall then cause to be delivered (A) a number of shares of Common Stock equal to the number of Deferred Stock Units determined by the Committee to have been earned, or (B) cash equal to the Fair Market Value of such number of shares of Common Stock, or (C) a combination of cash and shares of Common Stock equal to the Fair Market Value of the number of Deferred Stock Units determined by the Committee to have been earned, as the Committee shall elect (subject to any deferral pursuant to Section 8(b)(iii)).

(v) Each Award shall be confirmed by, and be subject to, the terms of an Award Agreement.

(c) Deferred Stock Units for Non-Employee Directors. Each Non-Employee Director shall receive an Award of not more than 10,000 Deferred Stock Units, as determined by the Board upon the recommendation of the Committee, upon his or her first election or appointment to the Board, which Award (i) shall vest ratably over the three-year period immediately following the date of grant, except that the Award shall vest in full upon the Non-Employee Director’s Retirement, and (ii) shall be settled upon the first to occur of (A) the termination of the Non-Employee Director’s service as a member of the Board (including, without limitation, as a result of the director’s death or disability) other than as a result of removal for cause under applicable law or (B) the date chosen by the director at the time of the Award, which date must be a minimum of three years after the date of grant, or such longer minimum period as established by the Committee. In addition, each Non-Employee Director shall receive an annual Award of not more than 10,000 Deferred Stock Units, as determined by the Board upon the recommendation of the Committee, which Award (i) shall vest ratably over the three-year period immediately following the date of grant, except that the Award shall vest in full upon the Non-Employee Director’s Retirement, and (ii) shall be settled upon the first to occur of (A) the termination of the Non-Employee Director’s service as a member of the Board (including, without limitation, as a result of the director’s death or disability) other than as a result of removal for cause under applicable law or (B) the date chosen by the director at the time of the Award, which date must be a minimum of three years after the date of grant, or such longer minimum period as established by the Committee. Awards to Non-Employee Directors shall be made only in accordance with the foregoing terms, and, except as specifically provided in this Plan, neither the Committee nor the Board shall have any authority or discretion with respect to such Awards.

SECTION 9. Tax Offset Bonuses

At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the Participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the Participant, for the purpose of assisting the Participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

SECTION 10. Other Stock-Based Awards

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other Awards granted under the Plan. The total number of shares of Common Stock that can be delivered under the Plan in connection with Awards of Restricted Stock, Deferred Stock Units, and Other Stock-Based Awards granted pursuant to this Section 10, shall not exceed 2,110,000 (including 610,000 approved by stockholders in 2004 and 1,500,000 subject to stockholder approval in 2005) during the term of the Plan. No more than 500,000 shares of Common Stock subject to Other Stock-Based Awards that are Qualified Performance Based Awards may be granted to any Participant in any fiscal year of the Company. In addition, any Other Stock-Based Award granted pursuant to this Section 10 must, subject to the other terms of the Plan, either (i) be subject to vesting during a restriction period (the “Restriction Period") of at least three years following the date of grant, provided that such an Award may vest in installments ratably over the course of the Restriction Period (except that, if vesting is based on Performance Goals, no part of the Award may vest before the first anniversary of the date of grant) or (ii) be granted in lieu of cash compensation payable to the Participant.

SECTION 11. Change in Control Provisions

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in an Award Agreement, in the event of a Change in Control:

(i) any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs, and which are not then exercisable and vested, shall become fully exercisable and vested;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock outstanding as of the date such Change in Control shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable; and

(iii) all Deferred Stock Units outstanding as of the date such Change in Control shall be considered to be earned and payable in full, and any deferral or other restrictions shall lapse and such Deferred Stock Units shall be settled in cash as promptly as is practicable following the Change in Control.

Notwithstanding the foregoing, in no event shall the treatment specified in this Section 11(a)(i), (ii) and (iii) apply with respect to an Award prior to the earliest to occur of (A) the date such amounts would have been distributed in the absence of the Change in Control, (B) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for Specified Employees), (C) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (D) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Committee determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 11(a)(A), (B), (C) or (D) would be the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person") resulting in such Person having beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities"); excluding, however, the following: (1) Any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) Any acquisition by the Company, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) Any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 11(b); or

(ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 11(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further,that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the shares or assets of another entity (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock (or equity interests), and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable), as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such entity resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock (or equity interests) of the entity resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors (or equivalent governing body, if applicable) except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Corporate Transaction; or

(iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c) Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

SECTION 12. Forfeiture of Awards

Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Subsidiaries or Affiliates, or any Termination of Employment for Cause or in the event that a Participant incurs a Termination of Employment for Early Retirement and subsequently engages in full-time employment), or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliate, (a) cancel any outstanding Award granted to such Participant, in whole or in part, whether or not vested or deferred, or (b) following the exercise or payment of an Award within a period specified by the Committee, require such Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary or Affiliate to the Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliate shall be determined by the Committee in good faith and in its sole discretion. This Section 12 shall have no application following a Change in Control.

SECTION 13. Prohibition on Repricing Stock Options Without Stockholder Approval

Except for adjustments pursuant to Section 3(c), in no event may any Stock Option granted under this Plan (a) be amended to decrease the Exercise Price thereof, or cancelled (either immediately or after any period of time) in conjunction with the grant of any new Stock Option with a lower Exercise Price, whether or not such actions would be considered a “repricing” for accounting purposes, or (b) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Option, unless such amendment, cancellation or action under either of clauses (a) or (b) is duly approved by the stockholders of the Company in accordance with all applicable laws, regulations and stock exchange rules and listing standards.

SECTION 14. Term; Replacement of Pre-Existing Plan; Amendment and Termination

(a) The Plan will terminate on the tenth anniversary of the Effective Date. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(b) As of the Effective Date, the Plan amends and replaces the Pre-Existing Plan to the extent permitted by the terms of the Pre-Existing Plan. The amendment and restatement of the Plan approved by the Board on March 16, 2005, subject to the approval of stockholders at the 2005 annual meeting of stockholders, shall not apply (and instead the terms of the Plan existing immediately prior to this amendment and restatement shall apply) to Awards under the Plan that were both outstanding and vested as of December 31, 2004, if and to the extent that the application of this amendment and restatement would be deemed a “material modification” of such Awards within the meaning of Section 409A of the Code. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that (i) no material amendment or alteration shall be made without stockholder approval,(ii) no immaterial amendment or alteration, or any suspension, discontinuation or termination shall be made without stockholder approval, if such approval is required by law, regulation or applicable stock exchange rule, or if the Board deems such approval to be necessary or desirable to qualify for or comply with any tax, applicable law, stock exchange, accounting or regulatory requirement, and (iii) except as required by applicable law or stock exchange or accounting rules, no amendment, alteration, suspension, discontinuation or termination shall be made without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award, or shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. Notwithstanding anything to the contrary herein, the Committee or Board may amend or alter the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

SECTION 15. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 16. General Provisions

(a) Representation. The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(1) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(2) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) No Limit on Other Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Dividends. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

(f) Death Beneficiaries. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.

(g) Subsidiary Employee. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled should revert to the Company.

(h) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

(i) Nontransferability. Except as otherwise provided in Section 5(f), 6(b)(iii), 6(c)(v) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j) Foreign Employees. In the event an Award is granted to an Eligible Individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligations with respect to tax equalization for Eligible Individuals on assignments outside their home country.

(k) Inclusion of Awards as Part of Mandatory Holdings. The Board or the Committee may establish policies or make such provisions as either deems necessary or appropriate relating to Awards or portions thereof that may be included as part of a Participant’s holdings for purposes of any stock ownership requirements implemented from time to time.

SECTION 17. Effective Date of Plan

The Plan was originally adopted by the Board on February 26, 2003 and initially became effective on March 3, 2003. Prior to this amendment and restatement, the most recent Plan amendment became effective on May 4, 2004. This Plan, as amended, shall be effective as of the date of approval by the stockholders of the Company at their 2005 annual meeting.